EXHIBIT A

           TO THE FUND PARTICIPATION AGREEMENT BETWEEN COLUMBUS LIFE
             INSURANCE COMPANY AND TOUCHSTONE VARIABLE SERIES TRUST

                          AS AMENDED DECEMBER 1, 2000


Columbus Life Variable Universal Life Sub-Accounts

Small Cap Value Sub-Account
Emerging Growth Sub-Account
International Equity Sub-Account
Income Opportunity Sub-Account
High Yield Sub-Account
Value Plus Sub-Account
Growth & Income Sub-Account
Enhanced 30 Sub-Account
Balanced Sub-Account
Bond Sub-Account
Standby Income Sub-Account


Pinnacle Variable Universal Life Sub-Accounts

Small Cap Value Sub-Account
Emerging Growth Sub-Account
High Yield Sub-Account
Value Plus Sub-Account
Enhanced 30 Sub-Account
Bond Sub-Account
Standby Income Sub-Account